As filed with the Securities and Exchange Commission on July 1, 2021

Registration Nos. 33-28280

33-93634

333-06941

333-65710

333-74106

333-74420

333-113327

333-116511

333-128764

333-134685

333-134686

333-159245

333-167007

333-167691

333-168460

333-195664

333-199115

333-228554

333-237886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 33-28280

Form S-8 Registration Statement No. 33-93634

Form S-8 Registration Statement No. 333-06941

Form S-8 Registration Statement No. 333-65710

Form S-8 Registration Statement No. 333-74106

Form S-8 Registration Statement No. 333-74420

Form S-8 Registration Statement No. 333-113327

Form S-8 Registration Statement No. 333-116511

Form S-8 Registration Statement No. 333-128764

Form S-8 Registration Statement No. 333-134685

Form S-8 Registration Statement No. 333-134686

Form S-8 Registration Statement No. 333-159245

Form S-8 Registration Statement No. 333-167007

Form S-8 Registration Statement No. 333-167691

Form S-8 Registration Statement No. 333-168460

Form S-8 Registration Statement No. 333-195664

Form S-8 Registration Statement No. 333-199115

Form S-8 Registration Statement No. 333-228554

Form S-8 Registration Statement No. 333-237886

UNDER

THE SECURITIES ACT OF 1933

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2976299 (I.R.S. Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Boston Private Bancorp, Inc. Employee Incentive Stock Option Plan of July 1, 1988

Boston Private Bancorp, Inc. Directors’ Stock Option Plan of March 31, 1993

Boston Private Financial Holdings, Inc. Deferred Compensation Plan

Boston Private Financial Holdings, Inc. 1997 Long-Term Incentive Plan

Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan

Borel Bank & Trust Company 1989 Stock Option Plan

Borel Bank & Trust Company 1998 Stock Option Plan

First State Bank of California (formerly known as Bank of Granada Hills) 1994 Stock Option Plan

Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan

Gibraltar Financial Corporation Amended and Restated 1996 Employee Stock Incentive Plan

Gibraltar Financial Corporation 2002 Non-Employee Director and Agent Stock Incentive Plan, as Amended and Restated

Boston Private Financial Holdings, Inc. 2006 Non-Qualified Employee Stock Purchase Plan

Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of April 26, 2006)

Boston Private Financial Holdings, Inc. 2009 Stock Option and Incentive Plan

Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2010)

Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan

Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2014)

Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (As Amended as of October 1, 2014)

Boston Private Financial Holdings, Inc. 2020 Omnibus Incentive Plan, as amended

(Full Title of Plans)

Greg W. Becker

President & Chief Executive Officer

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054-1191

(Name and address of agent for service)

(408) 654-7400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Small reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) is being filed by Boston Private Financial Holdings, Inc. (the “Registrant” or “Boston Private”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of Boston Private common stock, par value $1.00 per share (the “Shares”), and all unsecured obligations of the Registrant to pay deferred compensation (“Deferred Compensation Obligations”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder (note that the Share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.

Registration Statement on Form S-8, File No. 33-28280, filed with the Securities and Exchange Commission (the “Commission”) on April 25, 1989, registering the offer and sale of 100,000 Shares issuable pursuant to the Boston Private Bancorp, Inc. Employee Incentive Stock Option Plan of July 1, 1988.

2.

Registration Statement on Form S-8, File No. 33-93634, filed with the Commission on June 19, 1995, registering the offer and sale of 300,000 Shares issuable pursuant to the Boston Private Bancorp, Inc. Employee Incentive Stock Option Plan of July 1, 1988.

3.

Registration Statement on Form S-8, File No. 333-06941, filed with the Commission on June 27, 1996, registering the offer and sale of 200,000 Shares issuable pursuant to the Boston Private Bancorp, Inc. Directors’ Stock Option Plan of March 31, 1993.

4.

Registration Statement on Form S-8, File No. 333-65710, filed with the Commission on July 24, 2001, registering an aggregate of $5,000,000 of Deferred Compensation Obligations issuable pursuant to the Boston Private Deferred Compensation Plan.

5.

Registration Statement on Form S-8, File No. 333-74106, filed with the Commission on November 28, 2001, registering the offer and sale of 3,300,000 Shares issuable pursuant to the Boston Private 1997 Long-Term Incentive Plan and the Boston Private 2001 Employee Stock Purchase Plan, as amended and restated.

6.

Registration Statement on Form S-8, File No. 333-74420, filed with the Commission on December 3, 2001, registering the offer and sale of 229,998 Shares issuable pursuant to the Borel Bank & Trust Company 1989 Stock Option Plan and the Borel Bank & Trust Company 1998 Stock Option Plan.

7.

Registration Statement on Form S-8, File No. 333-113327, filed with the Commission on March 5, 2004, registering the offer and sale of 178,626 Shares issuable pursuant to the First State Bank of California (formerly known as Bank of Granada Hills) 1994 Stock Option Plan.

8.

Registration Statement on Form S-8, File No. 333-116511, filed with the Commission on June 15, 2004, registering the offer and sale of 4,000,000 Shares issuable pursuant to the Boston Private 2004 Stock Option and Incentive Plan.

9.

Registration Statement on Form S-8, File No. 333-128764, filed with the Commission on October 3, 2005, registering the offer and sale of 823,992 Shares issuable pursuant to the Gibraltar Financial Corporation Amended and Restated 1996 Employee Stock Incentive Plan and Gibraltar Financial Corporation 2002 Non-Employee Director and Agent Stock Incentive Plan, as Amended and Restated.

10.

Registration Statement on Form S-8, File No. 333-134685, filed with the Commission on June 2, 2006, registering the offer and sale of 50,000 Shares issuable pursuant to the Boston Private 2006 Non-Qualified Employee Stock Purchase Plan.

11.

Registration Statement on Form S-8, File No. 333-134686, filed with the Commission on June 2, 2006, registering the offer and sale of 400,000 Shares issuable pursuant to the Boston Private 2001 Employee Stock Purchase Plan (As Amended and Restated as of April 26, 2006).

12.

Registration Statement on Form S-8, File No. 333-159245, filed with the Commission on May 14, 2009, registering the offer and sale of 4,203,004 Shares issuable pursuant to the Boston Private 2009 Stock Option and Incentive Plan.

13.

Registration Statement on Form S-8, File No. 333-167007, filed with the Commission on May 21, 2010, registering the offer and sale of 1,000,000 Shares issuable pursuant to the Boston Private 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2010).

14.

Registration Statement on Form S-8, File No. 333-167691, filed with the Commission on June 23, 2010 registering the offer and sale of 400,000 Shares issuable pursuant to the Boston Private 2010 Inducement Stock Plan.

15.

Registration Statement on Form S-8, File No. 333-168460, filed with the Commission on August 2, 2010 registering the offer and sale of 200,000 Shares issuable pursuant to the Boston Private 2010 Inducement Stock Plan.

16.

Registration Statement on Form S-8, File No. 333-195664, filed with the Commission on May 2, 2014 registering the offer and sale of 1,000,000 Shares issuable pursuant to the Boston Private 2001 Employee Stock Purchase Plan (As Amended and Restated as of January 1, 2014).

17.

Registration Statement on Form S-8, File No. 333-199115, filed with the Commission on October 2, 2014 registering the offer and sale of 645,000 Shares issuable pursuant to the Boston Private 2010 Inducement Stock Plan.

18.

Registration Statement on Form S-8, File No. 333-228554, filed with the Commission on November 26, 2018 registering the offer and sale of 600,000 Shares issuable pursuant to the Boston Private 2010 Inducement Stock Plan, as amended.

19.

Registration Statement on Form S-8, File No. 333-237886, filed with the Commission on April 29, 2020 registering the offer and sale of 3,412,970 Shares issuable pursuant to the Boston Private 2020 Omnibus Incentive Plan, as amended.

On January 4, 2021, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SVB Financial Group (“SVB”), pursuant to which, on July 1, 2021, the Registrant merged with and into SVB, with SVB continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statements. Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 1st 2021.

SVB FINANCIAL GROUP As successor by merger to Boston Private Financial Holdings, Inc.

By:	/s/ Daniel J. Beck
Name: Daniel J. Beck
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.